EXHIBIT 99.1(a)

                        The Commonwealth of Massachusetts

                                 KEVIN H. WHITE
                          Secretary of the Commonwealth

                                   STATE HOUSE
                                  BOSTON, MASS.



                            ARTICLES OF ORGANIZATION

       We, Robert S. Swain, Arthur H. Haussermann and Charles Jackson, Jr.


being a majority of the directors of THE EXCHANGE FUND OF BOSTON, INC.


elected at its first meeting, in compliance with the requirements of General Laws, Chapter 156, Section 10, hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:
         We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of General Laws, Chapter 156.


         The name by which the corporation shall be known is

                        THE EXCHANGE FUND OF BOSTON, INC.
        The location of the principal office of the corporation in Massachusetts is to be in the city of Boston


         [The business address of the corporation is to be
Second Floor, 111 Devonshire Street, Boston 9, Massachusetts
--------------------------------------------------------------------------------
Street and number (if office building, give room number), city or town.

         If such business address is not yet determined, give the name and business address of the treasurer or other officer to receive mail.

-------------------------------------------------------------------------------]
Name and title of officer to receive mail and his complete business address.

         The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:

         To engage in the business of an incorporated investment company of the management type, investing and reinvesting, in accordance with the provisions of
Article I of this Agreement of Association and Articles of Organization (hereinafter sometimes called "these Articles") the proceeds of the sale of the shares of its capital stock; and to do any and all acts and things, necessary or incidental thereto, to the extent permitted to business corporations under the provisions of Chapter 156 of the General Laws of Massachusetts as hereto fore and from time to time amended. The Corporation may sell its shares only in accordance with the provisions of Article VI of these Articles and may buy its own shares only in accordance with the provisions of Article VII of these Articles. The Corporation may borrow money and pledge securities as collateral security for such borrowings only to such extent and subject to such restrictions and limitations as may be provided in the By-Laws.

The total capital stock to be authorized is as follows:

                                                     WITH PAR VALUE
         CLASS OF STOCK          NUMBER OF SHARES      PAR VALUE       AMOUNT

         Common                  3,500,000             $1              3,500,000


         The corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in these Articles they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

         The following lawful provisions are inserted in the Articles of Organization for the conduct and regulation of the business of the corporation, for its voluntary dissolution, for limiting, defining or regulating the powers of the corporation, its directors and shareholders.

                                    ARTICLE I

                                   Investments

         The Corporation shall have authority from time to time, subject to any restrictions and limitations which may be contained in these Articles or the By-Laws with respect to the character of investments and the diversification thereof, to invest in, own, hold for investment or otherwise, and to sell or otherwise dispose of (1) any shares of stock or voting trust certificates issued or created in respect of shares issued by any corporation, either public, quasi-public or private, association, trust or other organization, domestic or foreign, (2) any bonds, notes, certificates of indebtedness, or other negotiable securities, however named or described, issued by such organizations, (3) any bonds, notes, certificates of indebtedness or other negotiable securities, however named or described, issued by governments, states, counties, cities, towns or districts, or other governmental agencies, domestic or foreign, and (4) deposits in any bank or trust company in good standing organized under the laws of the United States of America or under the laws of any state thereof.


                                   ARTICLE II

                         Management of Securities Owned

         The Board of Directors on behalf of the Corporation shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right, including without limitation the right to vote by proxy for any and all purposes (including the right to authorize any officer to execute proxies), to consent to the reorganization, merger or consolidation of any company, or to consent to the sale or lease of all or substantially all of the property and assets of any company to any other company; to exchange any of the securities of any company for the securities, including shares of stock, issued therefor upon any such reorganization, merger, consolidation, sale or lease; to exercise any conversion privileges, rights, options, and warrants incident to the ownership of any security owned by it or acquired therewith; and to hold any securities acquired in the name of the Custodian, or in the name of its nominee or a nominee of the Corporation, or in any manner permitted herein or in the By-Laws.


                                   ARTICLE III

                              Maintenance of Assets

         The Corporation shall maintain custodial and depository arrangements for its assets in the manner referred to in the By-laws. As used in these Articles, the term "Custodian" shall mean the principal custodian of the Corporation appointed by the Board of Directors.


                                   ARTICLE IV

                                    Contracts

         (a) The Board of Directors may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the shares of this Corporation to net the Corporation not less than the amount provided for in Article VI hereof, whereby the

Corporation may either agree to sell the shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed int he By-Laws, if any, and such further terms and conditions as the Board of Directors may in their discretion determine not inconsistent with the provisions of this Article IV, of Article VI hereof or of the By-Laws; and such contract may also provide for the repurchase of shares of this Corporation by such other party as agent of the Corporation.

         (b) The Board of Directors may in its discretion from time to time inter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may in its discretion determine.

         (c) Any contract of the character described in paragraphs (a) or (b) or any contract with a custodian or subcustodian may be entered into with any corporation, firm, trust or association, although one or more of the Board of Directors or officers of this Corporation may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to paragraphs (a) and (b) above, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this paragraph (c).

         (d) Any contract entered into pursuant to paragraph (a) or (b) above shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to paragraph (b) shall be effective unless assented to by affirmative vote of a majority of the outstanding shares of the Corporation.


                      (ARTICLE V deleted October 10, 1975)


                                   ARTICLE VI

                        Sale of Shares of the Corporation

         The Board of Directors may offer for sale, issue and sell or cause to be offered, issued and sold, an initial issue of shares consisting of such number of shares at prices to net the Corporation, before paying any taxes in connection with the issue and sale, such amount per share as may be specified, from time to time, by the Board of Directors or its delegate, provided that no change in said amount shall be made after the registration statement under the Federal Securities Act of 1933 relating to such shares shall have become effective. In connection with such initial issue and sale, the Board of Directors may accept securities of other issuers at market value in lieu of cash, notwithstanding that the Federal income tax basis to the Corporation of any securities so acquired may be less than the market value, provided that the securities so acquired are of the character in which the Board of Directors are permitted to invest the funds of the Corporation, and provided that the consideration for the shares to be issued shall in every case be paid or delivered to the Custodian, as agent of the Corporation, before the delivery of any certificate for such shares.

         The Board of Directors may from time to time issue and sell or cause to be issued and sold shares of the Corporation for cash, which shall in every case be paid to the Custodian as agent of the Corporation before the delivery of any certificate for such shares. The authorized shares, including additional shares which may hereafter be authorized by vote of the shareholders, as well as any shares which may have been repurchased by the Corporation (herein sometimes referred to as "treasury shares") may be sold at a price which will net the Corporation, before paying any taxes in connection with such issue or sale, not less than the par value thereof and not less than the net asset valued thereof (as defined in Article VIII hereof) in effect when the sale is made.

         When an underwriting contract is in effect pursuant to Article IV (a) the time of sale shall be the time when an unconditional order is placed with the underwriter, unless the order is an unconditional order to be executed at the public offering price to be established by a calculation of net asset value later to become effective, in which event the time of sale shall be the time when such net asset value becomes effective. Such contract may provide for the sale of shares either at a price based on the net asset value in effect when the order is placed with the underwriter or at a price based on such later effective net asset value. No shares need be offered to existing shareholders before being offered to others. No shares shall be sold by the Corporation (although shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Board of Directors pursuant to the provisions of Article VIII hereof. In connection with the acquisition by merger or otherwise of all or substantially all the assets of another investment company or trust the Board of Directors may issue or cause to be issued shares of the Corporation and accept in payment therefor such assets at market value in lieu of cash, notwithstanding that the Federal income tax basis to the Corporations of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Board of Directors are permitted to invest the funds of the Corporation.


                                   ARTICLE VII

                       Redemption and Repurchase of Shares
                               of the Corporation

         (a) In case any shareholder in the Corporation at any time desires to dispose of shares recorded in his name, he may deposit his certificate or certificates therefor duly endorsed or accompanied by a proper instrument of transfer at the office of the Custodian together with a request that the Corporation purchase the shares represented thereby in accordance with this
Article VII(a). The shareholder so depositing his certificate or certificates shall be entitled to require the Corporation to purchase, and the Corporation shall purchase, his said shares, but only at the net asset value of such shares (as defined in Article VIII hereof) determined by or on behalf of the Board of Directors next after said deposit.

         Payment for such shares shall be made by the Corporation to the shareholder of record within seven (7) days after the date upon which the shares are deposited. If the determination of the purchase price is postponed beyond the date on which it would normally occur by reason of a declaration by the Board of Directors suspending determination of net asset value pursuant to said

Article VIII, the right of the shareholder to have his shares purchased by the Corporation shall be similarly suspended, and he may withdraw his certificate or certificates from deposit if he so elects; or, if he does not so elect, the purchase price shall be the net asset value of the shares deposited, determined next after termination of such suspension and payment therefor shall be made with seven (7) days thereafter.

         Payment for such shares may at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose, in their complete discretion be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Board of Directors, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the asset value of the Corporation's shares, provided that any shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the Investment Company Act of 1940 shall receive cash.

         (b) The Corporation may purchase shares of the Corporation by agreement with the owner thereof (1) at a price not exceeding the net asset value per share determined next after the purchase or contract of purchase is made or (2) at a price not exceeding the net asset value per share determined at some later time, and may make payment in whole or in part in kind, as provided in paragraph
(a).

         (c) Shares  purchased by the  Corporation  either pursuant to paragraph
(a) or paragraph (b) of this Article VII shall be deemed treasury shares and may be resold by the Corporation.


                                  ARTICLE VIII

                            NET ASSET VALUE OF SHARES

         The net asset value of each share of the Corporation outstanding shall be determined by the Board of Directors or its delegate not less frequently than once on each business day (which term shall, wherever it appears in this instrument, be deemed to mean each day on which the net asset value of the shares of the Corporation is required to be computed by the provisions of the Investment Company Act of 1940, including any amendment thereof or other applicable Act of Congress hereafter enacted the "1940 Act" or rules or regulations promulgated thereunder) and the net asset value as so determined shall become effective at such time as the Board of Directors or its delegate may determine. The Board of Directors may delegate any of its powers and duties under this Article VIII with respect to the determination of net asset value and appraisal of assets and liabilities. The Board of Directors or its delegate may cause the net asset value per share last determined to be determined again, and may determine the time when such redetermined net asset value may become effective. Any such redetermination may be made by appraisal, or by estimate based upon changes in the market value of representative or selected securities or in recognized market averages or in other standard market data since the last determination. For the purposes of Articles VII and VIII any reference to the time at which a determination of net asset value is made shall mean the time as of which the determination is made.

         The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period with respect to which an open-end investment company may declare such a suspension not inconsistent with the provisions of the 1940 Act or rules or regulations promulgated thereunder. Such suspension shall take effect at such time as the Board of Directors shall specify but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of directors shall declare the suspension at an end, except that the suspension shall terminate in any event when the conditions precedent prescribed by the 1940 Act or rules or regulations promulgated thereunder to the declaration of such a suspension shall have terminated.

         The net asset value of each share of the Corporation as of any particular time shall be the quotient (adjusted to the nearer cent) obtained by dividing the value, as of such time, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its actual and accrued liabilities exclusive of capital and surplus) by the total number of shares outstanding (exclusive of treasury shares) at such time, all as determined by he Board of Directors or its delegate. In appraising the liabilities of the Corporation the Board of Directors or its delegate may include in liabilities such reserves for taxes, estimated expenses and contingencies as the Board or its delegate deems fair and reasonable under the circumstances. All securities for which market quotations are readily available shall be appraised at their market value and all other securities and assets shall be appraised at their fair value, in each case pursuant to methods or procedures authorized or approved by the Board of Directors or any duly authorized committee thereof. All determinations of net asset value and appraisals of assets and liabilities made in good faith by the Board of Directors or its delegate shall be binding and conclusive upon all stockholders and other persons interested.

         For the purposes of this Article VIII:

                  (i) Shares of the Corporation sold shall be deemed to become outstanding immediately after the close of business on the day on which the contract of sale is made, and the sale price thereof (less commission, if any, and less any stamp or other tax payable by the Corporation in connection with the issuance thereof) shall thereupon be deemed an asset of the Corporation.

                  (ii) Shares of the Corporation tendered for purchase by the Corporation under Article VII(a) shall be deemed to be outstanding at the close of business on the day as of which the purchase price is determined, and thereafter they shall be deemed treasury stock and, until paid, the price thereof shall deemed to be a liability of the Corporation.

                  (iii) Shares of the Corporation purchased by the Corporation under Article VII(b) shall be deemed to be outstanding at the close of business on the day as of which the purchase price is determined, and thereafter the shall be deemed treasury stock and, until paid, the price thereof shall be deemed to be a liability of the Corporation.

                  (iv) Portfolio securities owned b the Corporation which the Board of Directors or its delegate shall, pursuant to Article VII(a) have selected for distribution in redemption or repurchase of shares of the Corporation tendered to it pursuant to Article VII(a) or repurchased pursuant to Article VII(b) at any time shall be included in determining the price of such shares of the Corporation, and thereafter neither such securities nor such shares of the Corporation shall be included in determinations of net asset value pursuant to this Article VIII.

                                   ARTICLE IX

                                    Dividends

         (a) The total of distributions to shareholders paid in respect of any one fiscal year, subject to the exceptions noted below, shall be approximately equal to (A) the net income, exclusive of profits or losses realized upon the sale of securities or other property, for such fiscal year, determined in accordance with good accounting practice (which, if the Board of Directors so determine, may be adjusted for net amounts included as such accrued net income in the price of shares of capital stock of the Corporation issued or repurchased), but if the net income exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income of the following year. Such total of distributions may also include in the discretion of the Board of Directors an additional amount (B) which shall not substantially exceed the excess or profits over losses on sales of securities or other property for such fiscal year. The decision of the Board of Directors as to what, in accordance with good accounting practice, is income and what is principal shall be final, and except as specifically provided herein the decision of the Board of Directors as to what expenses and charges of the Corporation shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the Investment Company Act of 1940 and rules and regulations of the Securities and Exchange Commission promulgated thereunder. For the purposes of the limitation imposed by this paragraph (a), shares issued pursuant to paragraph (b) of this Article IX shall be valued at the amount of cash which the shareholders would have received if they had elected to receive cash in lieu of such shares.

         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Board of Directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Corporation to avoid or reduce liability for taxes. Any payment made to shareholders pursuant to clause (B) shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

         (b) The Board of Directors shall have power, to the fullest extent permitted by the laws of Massachusetts, but subject to the limitation as to cash distributions imposed by paragraph (a) of this Article IX, at any time or from time to time to declare and cause to be paid distributions payable at the election of any the shareholders (whether exercised before or after the declaration of the distributions) either in cash or in shares of capital stock, provided that the sum of (i) the case distribution actually paid to any shareholder and (ii) the net asset value of the shares which that shareholder elects to receive, in effect at such time at or after the election as the Board of Directors may specify, shall not exceed the full amount of cash to which that shareholder would be entitled if he elected to receive only cash. In the case of a distribution payable in cash or shares of capital stock at the election of a shareholder, the Board of Directors may prescribe whether a shareholder failing to express his election before a given time shall be deemed to have elected to take shares rather than cash, or to take cash rather than shares, or to take shares with cash adjustment of fractions.

         (c) Anything in this instrument to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the shareholders a "stock dividend" out of either authorized but unissued or treasury shares of the Corporation, or both.

                                    ARTICLE X

                      Dealings with Directors and Officers

         The Board of Directors shall not on behalf of the Corporation buy any securities (other than shares issued by the Corporation) from or sell any securities (other than shares issued by the Corporation) to or lend any assets of the Corporation to any director or officer of the Corporation or any firm of which any such director or officer is a member acting as principal; or have any such dealings with the other party to any contract entered into pursuant to paragraph (a) or (b) or Article IV hereof or with any person interested in such other party as director, partner, trustee or officer; but the Corporation may employ any such other party or any such person or any firm or company in which any such person is so interested as broker upon customary terms.

         Any director, officer or other agent of the Corporation may acquire, own and dispose of shares of the Corporation to the same extent as if he were not a director, officer or agent; and the Board of Directors may issue and sell, or cause to be issued and sold for cash, shares in the Corporation to, and buy such shares for cash from, any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such shares; and all subject to any restrictions which may be contained in the By-Laws.


                                   ARTICLE XI

                           Winding Up and Dissolution

         In the event that the holders of a majority of the shares of the Corporation vote to wind up and liquidate the Corporation, no further shares of the Corporations shall be sold or redeemed or repurchased by the Corporation, and the then Directors shall proceed to wind up its affairs, liquidate its assets, pay its liabilities and expenses, distribute assets or the proceeds thereof among the holders of the shares in proportion to their holdings of shares, and do all acts necessary to secure the dissolution of the Corporation.

         For the purpose of such winding up, liquidation, distribution and dissolution, the then Directors shall continue in office until such duties have been duly performed. During the period of liquidation and until all distribution to the shareholders has been completed the Directors shall cause the asset value of the shares to be determined as hereinbefore provided, and their compensation shall be subject to the limitation contained in Article V hereof.


                                   Article XII

                                     By-Laws

         The By-Laws of the Corporation may provide for their amendment, alteration, enlargement or repeal in whole or in part by the Board of Directors without the assent or vote of the shareholders. The By-Laws may also provide for the conduct of meetings of the Board of Directors or Committees thereof by means of a telephone conference circuit.

                                  ARTICLE XIII

                             Liability of Directors

         The Directors of the Corporation shall not be liable to the Corporation or to any shareholder or creditor thereof because of any action taken by them in good faith, and in taking any such action the Directors shall be full protect in relying in good faith upon the books of account of the Corporation or statements or reports prepared by any of its officials or employees or by others who they believe in good faith are qualified to make such statements or reports.

         Nothing contained in the preceding sentence or elsewhere in this Agreement of Association shall protect any director or officer of this Corporation against any liability to the Corporation or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                   ARTICLE XIV

(a) Subject to the exceptions and limitations contained in paragraph (b), below:

         (i) every person who is, or has been, a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonable incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof;

         (ii) the words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, whether or not based on any act or omission antedating adoption of this Article XIV; and words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)  No indemnification shall be provided hereunder to a director or officer:

         (i) against any liability to the Corporation or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

         (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation;

         (iii) in  the  event  of  a   settlement   unless   there  has  been  a
               determination that such director or officer did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,
                  (A)    by the court or other body approving the settlement; or
                  (B) by vote of a majority of the outstanding shares of the Corporation not including any shares owned by any affiliated person (as defined in Section 2 (a) (3) of
                         the   Investment   Company   Act  of   1940)  of  the
                         Corporation; or

                  (C) by vote of two-thirds (2/3) of those members of the Board of Directors of the of the Corporation, constituting at least a majority of such Board, who are not themselves involved in the claim, action, suit or proceeding; or
                  (D) by written opinion of independent counsel, provided, however, that any shareholder may, by appropriate legal proceedings, challenge any such determination by the Board of Directors, or by independent counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Article XIV may be advanced by the Corporation prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient, guaranteed by a surety bond issued by an insurance company qualified to do business in the Commonwealth of Massachusetts, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article XIV.

[If notice is waived, fill in the following paragraph]

         We hereby waive all requirements of the General Laws of Massachusetts for notice of the first meeting of the incorporators for the purpose of organization, and appoint the 19th day of March, 1963, at 3:00 o 'clock P.M., at Second Floor, 111 Devonshire Street, Boston 9, Massachusetts as the time and place for holding such first meeting.



         The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:

      NAME                       DOMICIL                    AMOUNT OF STOCK
FIRST NAME MUST BE      ACTUAL PLACE OF RESIDENCE           SUBSCRIBED FOR
 WRITTEN IN FULL              MUST BE GIVEN              PREFERRED       COMMON

Robert S. Swain           90 Commonwealth Avenue                  none
                          Boston, Massachusetts

Arthur H. Haussermann     22 Allen Road                           none
                          Wellesley, Massachusetts

Charles Jackson, Jr.      Farm Street                             none
                          Dover, Massachusetts





IN WITNESS WHEREOF we hereto sign our names, this 19th day of March,1963.
(Type of plainly print the name of each incorporator as signed to the Agreement of Association.)

/s/ Robert S. Swain
--------------------------
Robert S. Swain

/s/ Arthur H. Haussermann
--------------------------
Arthur H. Haussermann

/s/ Charles Jackson Jr.
-------------------------
Charles Jackson, Jr.

And we further certify that:
The first meeting of the subscribers to said agreement was held on the 19th day of March, 1963

         The amount of capital stock now to be issued is as follows:

                                                  NUMBER OF SHARES
                  CLASS OF STOCK       WITHOUT PAR VALUE         WITH PAR VALUE

                  Preferred
                  Common                                               1


                                                     Preferred       Common
TO BE PAID FOR:
         IN CASH:
                  In Full                                              1
                  In installments
                  Amount of instalment to be paid before commencing business

         IN PROPERTY
              REAL ESTATE
                  Location
                  Area

             PERSONAL PROPERTY:
                  Accounts receivable
                  Notes receivable
                  Merchandise
                  Supplies
                  Securities
                  Machinery
                  Motor vehicles and trailers
                  Equipment and tools
                  Furniture and fixtures
                  Patent rights
                  Trade-marks
                  Copyrights
                  Goodwill

         (1)IN SERVICES
         (2)IN EXPENSES

(1) No stock shall be at any time issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus; nor shall any note or evidence of indebtedness, secured or unsecured, of any person to whom stock is issued, be deemed to be payment therefor; and the president, treasurer and directors shall be jointly and severally liable to any stockholder of the corporation for actual damages caused to him by such issue.

2) SERVICES and EXPENSES: Services must have been rendered and expenses incurred before stock is issued therefor. State clearly the nature of such services or expenses and the amount of stock to be issued therefor.

         The name, residence, and post office address of each of the officers of the corporation is as follows:

             NAME                     DOMICIL                POST OFFICE ADDRESS

President    Robert S. Swain,         90 Commonwealth Ave.
                                      Boston, Massachusetts

Treasurer    Arthur H. Haussermann,   22 Allen Road
                                      Wellesley, Massachusetts
Clerk        Arthur H. Haussermann,

Directors    Charles Jackson, Jr.,    Farm Street,
                                      Dover, Mass.

             Robert S. Swain,         90 Commonwealth Ave.
                                      Boston, Massachusetts

             Arthur H. Haussermann,   22 Allen Road
                                      Wellesley, Massachusetts


  e.  We, being a majority of the directors of THE EXCHANGE FUND OF BOSTON, INC.
                                                     (Name of Corporation)

do hereby certify that the provisions of sections eight and nine of Chapter 156 relative to the calling and holding of the first meeting of the corporation, and the election of a temporary clerk, the adoption of by-laws and the election of officers have been complied with.

  f.  The final day of the corporation's fiscal year is June
                                                       ---------------------
                                                             (Month)
         30th               and the date provided in the by-laws for the annual
---------------------------
        (Date)
meeting is     4th Tuesday                          September
            -------------------------------------------------------------------
                 (Day)                                (Month)

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto sign our names, this 19th day of March,1963.

/s/ Robert S. Swain
-----------------------------
President and Director

/s/ Arthur H. Haussermann
-----------------------------
Treasurer, Clerk & Director

/s/ Charles Jackson Jr.
-----------------------------
Director

                        THE COMMONWEALTH OF MASSACHUSETTS


                               WRITE NOTHING BELOW

                        The Exchange Fund of Boston, Inc.




                            ARTICLES OF ORGANIZATION
                      GENERAL LAWS, CHAPTER 156, SECTION 10


                                 March 20, 1963


               I hereby certify that, upon an examination
             of   the    within-written    articles    of
             organization,   duly  submitted  to  me,  it
             appears that the  provisions  of the General
             Laws   relative  to  the   organization   of
             corporations have been complied with, and I hereby approve said articles and cause them to be recorded and filed this 20th day
             March, 1963

                     /s/ Kevin H. White
                     Secretary of the Commonwealth



                 TO BE FILLED IN BY THE CORPORATION:
             CHARTER TO BE SENT TO

             Gaston, Snow, Motley & Holt
             82 Devonshire St. Boston
             FILING FEE: 1/20 of 1% of the total
             amount of the authorized capital stock
             with par value, and one cent a share for all authorized shares without par value, but not less than $75. General Laws, Chapter 156, Section 53.